Exhibit 10.101

SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: 604.276.9884
F: 604.276.2350
www.smartire.com
SMTR: OTCBB

R E L E A S E

IN CONSIDERATION of points 1-3 in the letter from Jeff Finkelstein dated February 8, 2007,I

ERWIN BARTZ, residing at 92 Timbercrest Drive, in the City of Port Moody, in the

Province of British Columbia, agree that this shall constitute full and final settlement of outstanding severance owed by us to you and that you will release and discharge us from all claims, debts, obligations, demands, rights, liens, charges, lawsuits, and causes of action arising out of your termination.

DATED at the Municipality of Richmond, in the Province of British Columbia, this 8th day of February, 2007.

SIGNED, SEALED and DELIVERED by ERWIN BARTZ in the presence of: Signature: /s/ Jeff Finkelstein Print Name: Jeff Finkelstein Address: Richmond, B.C. Occupation: C. A.	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Erwin Bartz ERWIN BARTZ